Exhibit 5.1
October 6, 2006
Board of Directors
Infinity Energy Resources, Inc.
633 Seventeenth Street, Suite 1800
Denver, Colorado 80202
     Re:      Registration Statement on Form S-3 relating to 10,528,671 shares of common stock
Gentlemen:
     We have acted as counsel for Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933 (the “Act”), for the account certain selling shareholders, of 10,528,671 shares of the Company’s common stock (the “Shares”) issuable (i) upon conversion of outstanding senior secured notes (the “Notes”) and (ii) upon exercise of outstanding warrants (the “Warrants”).
     In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares, when and if issued by the Company upon conversion of the Notes, in accordance with the terms of the Notes or upon exercise of the Warrants in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable shares of common stock of the Company.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and in the Prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the rules and regulations of the Securities and Exchange Commission relating thereto.
Very truly yours,
/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs LLP